As filed with the Securities and Exchange Commission on November 8, 2013

SEC File No. 333-________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CD International Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Florida	13-3876100
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of Principal Executive Offices)	(Zip Code)

2013 Employee and Consultant Stock Incentive and Compensation Plan, as amended
(Full title of the plan)

Mr. James Wang Chief Executive Officer CD International Enterprises, Inc. 431 Fairway Drive, Suite 200 Deerfield Beach, FL 33441
(Name and address of agent for service)

(954) 363-7333
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share (2)(3)	6,400,000	$0.13	$832,000	$107.16

(1)           Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the bid and asked prices of the registrant’s common stock as reported on the OTC Markets OTCQB tier on November 4, 2013.

(2)           Includes (i) 6,000,000 additional shares of common stock authorized for issuance under the 2013 Employee and Consultant Stock Incentive and Compensation Plan pursuant to the amendment approved on October 18, 2013, and (ii) 400,000 shares of common stock available for issuance on January 1, 2014 as a result of the evergreen formula of the plan.

(3)           To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the options granted under the 2013 Employee and Consultant Stock Incentive and Compensation Plan in the event of stock splits, stock dividends or similar transactions.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed to register an additional 6,000,000 shares of common stock of the registrant for offer and sale under the our 2013 Employee and Consultant Stock Option and Incentive Plan, or 2013 Plan, pursuant to an amendment of the 2013 Plan authorized by out board of directors on October 18, 2013.

The earlier registration statement on Form S-8 by us with the Securities and Exchange Commission on June 14, 2013 (File No. 333-189365) relating to the 2013 Plan is hereby incorporated by reference in this registration statement. This incorporation by reference is made under General Instruction E to Form S-8 in respect of the registration of additional securities of the same class as other securities for which there has been filed a registration statement on Form S-8 relating to the same employee benefit plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

        The documents listed below are incorporated by reference in the registration statement.

•           Current Report on Form 8-K as filed on October 21, 2013,
•           Current Report on Form 8-K as filed on October 18, 2013,
•           Current Report on Form 8-K as filed on October 7, 2013
•           a second Current Report on Form 8-K as filed on October 7, 2013
•           Quarterly Report on Form 10-Q for the period ended June 30, 2013,
•           Current Report on Form 8-K as filed on August 6, 2013,
•           Current Report on Form 8-K as filed on June 14, 2013,
•           Quarterly Report on Form 10-Q for the period ended March 31, 2013,
•           Current Report on Form 8-K as filed on February 25, 2013,
•           Current Report on Form 8-K as filed on January 18, 2013,
•           Current Report on Form 8-K as filed on January 4, 2013,
•           Quarterly Report on Form 10-Q for the period ended December 31, 2012,
•           Annual Report on Form 10-K for the year ended September 30, 2012.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

        Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Written requests for such copies should be directed to our Corporate Secretary at 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441, telephone number  (954) 363-7333.

Item 4.                                Description of Securities.

Not applicable.

Item 5.                                Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                Indemnification of Directors and Officers.

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of a Florida corporation. Our articles of incorporation and bylaws provide that we shall indemnify to the fullest extent permitted by the Florida Business Corporation Act any person whom we may indemnify under the act.

The provisions of Florida law that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies including injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for:

•	violations of criminal laws, unless the director has reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful,
•	deriving an improper personal benefit from a transaction,
•	voting for or assenting to an unlawful distribution, and
•	willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The statute does not affect a director's responsibilities under any other law, including federal securities laws.

The effect of Florida law, our articles of incorporation and our bylaws is to require us to indemnify our officers and directors for any claim arising against those persons in their official capacities if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.                                Exemption From Registration Claimed.

Persons eligible to receive grants under the 2013 Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision.  The recipient must express an investment intent and, in the absence of registration under the Securities Act of 1933, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

Item 8.                                Exhibits.

Exhibit No.	Description
4.2
Amendment No. 1 to the CD International Enterprises, Inc. 2013 Employee and Consultant Stock Incentive and Compensation Plan (Incorporated by reference to Exhibit 10.64 to the Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 18, 2013)

5.1	Opinion of Pearlman Schneider LLP *
23.1	Consent of Sherb & Co., LLP.*
23.2	Consent of Pearlman Schneider LLP (included in Exhibit 5.1 hereof)

*           Filed herewith.

Item 9.                                Undertakings.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of an included in the registration statement as of the date it is first used after effectiveness.

The undersigned registration hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida on November 8, 2013.

CD International Enterprises, Inc.

By: /s/ Yuejian (James) Wang
Yuejian (James) Wang, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Yuejian (James) Wang his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yuejian (James) Wang	Chairman of the Board of Directors, Chief Executive Officer, President, principal executive officer, principal financial and accounting officer	November 8, 2013
Yuejian (James) Wang

/s/ Yuwei Huang	Executive Vice President – Magnesium, director	November 8, 2013
Yuwei Huang

/s/ Kong Tung	Director	November 8, 2013
Kong Tung